The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 27, 2025

Citigroup Global Markets Holdings Inc.	January , 2025 Medium-Term Senior Notes, Series N Pricing Supplement No. 2025-USNCH[ ] Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01

Dynamic Participation Securities Linked to the S&P 500® Index Due January 29, 2027

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay a fixed rate of interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer annual coupon payments and a payment at maturity that, in each case, will depend on the performance of the underlying specified below over the term of the securities.

▪	The return on the securities will reflect two components – a bond allocation and an equity allocation. A portion of the stated principal amount of the securities, which we refer to as the bond allocation, will accrue interest at the rate specified below and will be repaid at maturity (unless the bond allocation has been reduced to zero). The remaining portion of the stated principal amount of the securities, which we refer to as the equity allocation, will reflect exposure to the underlying and will not necessarily be repaid at maturity. The stated principal amount of the securities will initially be allocated 60% to the bond allocation and 40% to the equity allocation. However, if the closing value of the underlying declines from the initial underlying value so that it is less than one of three specified trigger values on any of the weekly valuation dates specified below, the bond allocation will be decreased and the equity allocation will be increased by 20% for each trigger breached. The equity allocation will reflect exposure to the performance of the underlying (measured as of the final valuation date) from the initial underlying value, in the case of the initial 40% equity allocation, and from the relevant trigger value, in the case of any increase in the equity allocation that results from a trigger event. Holders of the securities will not receive any dividends with respect to the underlying.

▪	By progressively increasing exposure to the underlying in the event that the underlying declines from the initial underlying value, the securities attempt to reflect a “buy the dip” methodology with respect to the underlying. This methodology is premised on the idea that the underlying may be overvalued at the initial underlying value and seeks to enhance returns relative to an investment with a 100% equity allocation at the initial underlying value by increasing exposure to the underlying only once it has declined from the initial underlying value, with a greater decline resulting in greater exposure to the underlying. If, however, the closing value of the underlying generally appreciates over the term of the securities, the securities are likely to significantly underperform the underlying because the securities will reflect only 40% exposure to the underlying. Alternatively, if the underlying declines significantly over the term of the securities and does not recover by the final valuation date, the securities will reflect increased exposure to the underlying and thereafter participate in that decline, resulting in a significant loss on an investment in the securities.

▪	Investors must be willing to (i) accept an investment that may have limited or no liquidity and (ii) accept the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying:	S&P 500® Index
Stated principal amount:	$1,000 per security
Strike date:	January 23, 2025
Pricing date:	January 28, 2025
Issue date:	January 31, 2025
Maturity date:	January 29, 2027
Coupon payments:	A coupon will accrue during each weekly accrual period on the bond allocation for that weekly accrual period at a rate of 6.10% per annum. The amount of the accrued coupon for each weekly accrual period for each $1,000 stated principal amount security will be equal to (i) the bond allocation for that weekly accrual period × (ii) 6.10% × (iii) 7 divided by 364. The amount of the coupon payment payable on each coupon payment date will be equal to the sum of the accrued coupons for the preceding 52 weekly accrual periods.
Coupon payment dates:	February 2, 2026 and the maturity date
Payment at maturity:	You will receive at maturity, for each $1,000 stated principal amount security you then hold, an amount determined as of the final valuation date as follows (excluding any final coupon payment):
▪	If a trigger event has not occurred: $600 + [$400 + ($400 × initial underlying return)]
▪	If trigger event 1 has occurred but trigger events 2 and 3 have not occurred: $400 + [$400 + ($400 × initial underlying return)] + [$200 + ($200 × trigger 1 underlying return)]
▪	If trigger events 1 and 2 have occurred but trigger event 3 has not occurred: $200 + [$400 + ($400 × initial underlying return)] + [$200 + ($200 × trigger 1 underlying return)] + [$200 + ($200 × trigger 2 underlying return)]
▪	If trigger events 1, 2 and 3 have occurred: [$400 + ($400 × initial underlying return)] + [$200 + ($200 × trigger 1 underlying return)] + [$200 + ($200 × trigger 2 underlying return)] + [$200 + ($200 × trigger 3 underlying return)]
The amount you receive at maturity may be significantly less than the stated principal amount of your securities.
Initial underlying value:	6,118.71, the closing value of the underlying on the strike date
Trigger 1:	5,812.775, 95% of the initial underlying value
Trigger 2:	5,506.839, 90% of the initial underlying value
Trigger 3:	5,200.904, 85% of the initial underlying value
Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee(3)	Proceeds to issuer
Per security:	$1,000.00	$15.00	$985.00
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $931.50 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) The issue price for investors purchasing the securities in fiduciary accounts is $985.00 per security.

(3) CGMI will receive an underwriting fee of $15.00 for each security sold in this offering. J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities and, from the underwriting fee to CGMI, will receive a placement fee of $15.00 for each security they sell in this offering to accounts other than fiduciary accounts. CGMI and the placement agents will forgo an underwriting fee and placement fee for sales to fiduciary accounts.  For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-10 dated March 7, 2023	Underlying Supplement No. 11 dated March 7, 2023

Prospectus Supplement and Prospectus each dated March 7, 2023

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Valuation dates:	February 4, 2025, February 11, 2025, February 18, 2025, February 25, 2025, March 4, 2025, March 11, 2025, March 18, 2025, March 25, 2025, April 1, 2025, April 8, 2025, April 15, 2025, April 22, 2025, April 29, 2025, May 6, 2025, May 13, 2025, May 20, 2025, May 27, 2025, June 3, 2025, June 10, 2025, June 17, 2025, June 24, 2025, July 1, 2025, July 8, 2025, July 15, 2025, July 22, 2025, July 29, 2025, August 5, 2025, August 12, 2025, August 19, 2025, August 26, 2025, September 2, 2025, September 9, 2025, September 16, 2025, September 23, 2025, September 30, 2025, October 7, 2025, October 14, 2025, October 21, 2025, October 28, 2025, November 4, 2025, November 11, 2025, November 18, 2025, November 25, 2025, December 2, 2025, December 9, 2025, December 16, 2025, December 23, 2025, December 30, 2025, January 6, 2026, January 13, 2026, January 20, 2026, January 27, 2026, February 3, 2026, February 10, 2026, February 17, 2026, February 24, 2026, March 3, 2026, March 10, 2026, March 17, 2026, March 24, 2026, March 31, 2026, April 7, 2026, April 14, 2026, April 21, 2026, April 28, 2026, May 5, 2026, May 12, 2026, May 19, 2026, May 26, 2026, June 2, 2026, June 9, 2026, June 16, 2026, June 23, 2026, June 30, 2026, July 7, 2026, July 14, 2026, July 21, 2026, July 28, 2026, August 4, 2026, August 11, 2026, August 18, 2026, August 25, 2026, September 1, 2026, September 8, 2026, September 15, 2026, September 22, 2026, September 29, 2026, October 6, 2026, October 13, 2026, October 20, 2026, October 27, 2026, November 3, 2026, November 10, 2026, November 17, 2026, November 24, 2026, December 1, 2026, December 8, 2026, December 15, 2026, December 22, 2026, December 29, 2026, January 5, 2027, January 12, 2027, January 19, 2027 and January 26, 2027 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Weekly accrual period:	Each period from and including a valuation date (or in the case of the first weekly accrual period, the strike date) to but excluding the immediately succeeding valuation date
Bond allocation:

For each weekly accrual period, the bond allocation will be determined as of the valuation date that occurs at the beginning of that weekly accrual period (or the strike date in the case of the first weekly accrual period) as follows:

▪	If a trigger event has not occurred:	60% of the stated principal amount
▪	If trigger event 1 has occurred but trigger events 2 and 3 have not occurred:	40% of the stated principal amount
▪	If trigger events 1 and 2 have occurred but trigger event 3 has not occurred:	20% of the stated principal amount
▪	If trigger events 1, 2 and 3 have occurred:	0% of the stated principal amount
Trigger event:	Any of trigger event 1, trigger event 2 or trigger event 3. A given trigger event may occur only once. A trigger event will be deemed to have occurred as of any valuation date if it has occurred on that valuation date or on any prior valuation date.
Trigger event 1:	The closing value of the underlying on any valuation date is less than or equal to trigger 1
Trigger event 2:	The closing value of the underlying on any valuation date is less than or equal to trigger 2
Trigger event 3:	The closing value of the underlying on any valuation date is less than or equal to trigger 3
Final underlying value:	The closing value of the underlying on the final valuation date
Initial underlying return:	The percentage change in the closing value of the underlying from the initial underlying value to the final underlying value, measured as follows: (final underlying value – initial underlying value) / initial underlying value
Trigger 1 underlying return:	The percentage change in the closing value of the underlying from trigger 1 to the final underlying value, measured as follows: (final underlying value – trigger 1) / trigger 1
Trigger 2 underlying return:	The percentage change in the closing value of the underlying from trigger 2 to the final underlying value, measured as follows: (final underlying value – trigger 2) / trigger 2
Trigger 3 underlying return:	The percentage change in the closing value of the underlying from trigger 3 to the final underlying value, measured as follows: (final underlying value – trigger 3) / trigger 3
CUSIP / ISIN:	17333HFX7 / US17333HFX70

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of the underlying will be determined and about adjustments that may be made to the terms of the securities upon the occurrence of market disruption events and other specified events with respect to the underlying. The accompanying underlying supplement contains information about the underlying that is not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

PS-2

Citigroup Global Markets Holdings Inc.

Hypothetical Examples

The examples below illustrate various hypothetical coupon payments and payments at maturity given various hypothetical paths of the closing value of the underlying over the term of the securities.  Your actual payments on the securities will be path-dependent with respect to the actual performance of the underlying, meaning that they will depend on the actual closing value of the underlying on each valuation date over the term of the securities.  It is not possible to illustrate all possible scenarios, and your actual payments on the securities are likely to differ from the hypothetical payments illustrated below.  The examples below are intended for the sole purpose of illustrating how payments on the securities will be calculated and are not intended to be an indication of the actual payments you receive on the securities.  The examples below are based on the hypothetical values indicated below for ease of understanding and differ from the actual values.  For the actual values, see the “Key Terms” table above.  Figures below have been rounded for ease of illustration.

Hypothetical initial underlying value:	100
Hypothetical trigger 1:	95
Hypothetical trigger 2:	90
Hypothetical trigger 3:	85

The examples below do not illustrate the effect of lost dividends.  Unlike a direct investor in the underlying, investors in the securities will not receive any dividends with respect to the underlying over the term of the securities.

Example 1.  The chart below illustrates various hypothetical closing values of the underlying over the term of the securities.

Coupon payments

The table below (reflecting the chart above) illustrates various hypothetical annual coupon payments on the securities given the assumptions specified below about the number of weekly accrual periods during which the bond allocation is at each percentage indicated below. The bond allocation declines each time a trigger event occurs. In this example, the bond allocation declines from 60% to 0% over the first 40 valuation dates, and the amount of the coupon that accrues during each weekly accrual period declines accordingly. For all weekly accrual periods after the first 40, the accrued coupon per security is $0.

Year	Weekly Accrual Periods with Bond Allocation at 60%	Weekly Accrual Periods with Bond Allocation at 40%	Weekly Accrual Periods with Bond Allocation at 20%	Weekly Accrual Periods with Bond Allocation at 0%	Annual Coupon Payment per Security
1	16	8	16	12	$18.77
2	0	0	0	52	$0.00
PS-3

Citigroup Global Markets Holdings Inc.

Payment at maturity

In this example, the final underlying value is 50, representing a 50% decline from the initial underlying value.  Because trigger events 1, 2 and 3 have each occurred as of the final valuation date, you would receive a payment at maturity calculated as follows:

Payment at maturity per security = [$400 + ($400 × initial underlying return)] + [$200 + ($200 × trigger 1 underlying return)] + [$200 + ($200 × trigger 2 underlying return)] + [$200 + ($200 × trigger 3 underlying return)]

The components of this formula would be calculated as follows:

Initial underlying return	= (final underlying value – initial underlying value) / initial underlying value
= (50 – 100) / 100
= -50%

Trigger 1 underlying return	= (final underlying value – trigger 1) / trigger 1
= (50 – 95) / 95
= -47.37%

Trigger 2 underlying return	= (final underlying value – trigger 2) / trigger 2
= (50 – 90) / 90
= -44.44%

Trigger 3 underlying return	= (final underlying value – trigger 3) / trigger 3
= (50 – 85) / 85
= -41.18%

Plugging those values into the formula, we calculate:

Payment at maturity per security = [$400 + ($400 × -50%)] + [$200 + ($200 × -47.37%)] + [$200 + ($200 × -44.44%)] + [$200 + ($200 × -41.18%)]

= $534.02

In this example, because trigger events 1, 2 and 3 have occurred, the bond allocation at maturity would be 0% and the equity allocation would be 100%.  Accordingly, your payment at maturity per security would reflect:

•	no remaining exposure to the bond allocation, and so no repayment of any portion of the stated principal amount corresponding to the bond allocation;

•	exposure of 40% of the stated principal amount (i.e., $400) to the performance of the underlying from the initial underlying value to the final underlying value, as represented by the initial underlying return, which is -50%;

•	exposure of 20% of the stated principal amount (i.e., $200) to the performance of the underlying from trigger 1 to the final underlying value, as represented by the trigger 1 underlying return, which is -47.37%;

•	exposure of 20% of the stated principal amount (i.e., $200) to the performance of the underlying from trigger 2 to the final underlying value, as represented by the trigger 2 underlying return, which is -44.44%; and

•	exposure of 20% of the stated principal amount (i.e., $200) to the performance of the underlying from trigger 3 to the final underlying value, as represented by the trigger 3 underlying return, which is -41.18%.

In this example, your payment at maturity would reflect the return you would receive (disregarding dividends) if you had invested progressively greater amounts of the stated principal amount in the underlying at progressively lower values.  Although you would realize a loss in this scenario because, in this example, the underlying continues to decline over the term of the securities, your loss would be less than the percentage decline from the initial underlying value to the final underlying value because portions of the equity allocation would reflect exposure to the decline of the underlying from a trigger value, each of which is less than the initial underlying value.  There is no minimum payment at maturity, and you must be prepared to lose up to all of your investment.

PS-4

Citigroup Global Markets Holdings Inc.

Example 2.  The chart below illustrates various hypothetical closing values of the underlying over the term of the securities.

Coupon payments

The table below (reflecting the chart above) illustrates various hypothetical annual coupon payments on the securities given the assumptions specified below about the number of weekly accrual periods during which the bond allocation is at each percentage indicated below. The bond allocation declines each time a trigger event occurs. In this example, the bond allocation declines from 60% to 0% over the first 16 valuation dates, and the amount of the coupon that accrues during each weekly accrual period declines accordingly. For all weekly accrual periods after the first 16, the accrued coupon per security is $0.

Year	Weekly Accrual Periods with Bond Allocation at 60%	Weekly Accrual Periods with Bond Allocation at 40%	Weekly Accrual Periods with Bond Allocation at 20%	Weekly Accrual Periods with Bond Allocation at 0%	Annual Coupon Payment per Security
1	4	12	0	36	$8.45
2	0	0	0	52	$0.00

Payment at maturity

In this example, the final underlying value is 120, representing a 20% increase from the initial underlying value.  Because trigger events 1, 2 and 3 have each occurred as of the final valuation date, you would receive a payment at maturity calculated as follows:

Payment at maturity per security = [$400 + ($400 × initial underlying return)] + [$200 + ($200 × trigger 1 underlying return)] + [$200 + ($200 × trigger 2 underlying return)] + [$200 + ($200 × trigger 3 underlying return)]

The components of this formula would be calculated as follows:

Initial underlying return	= (final underlying value – initial underlying value) / initial underlying value
= (120 – 100) / 100
= 20%

Trigger 1 underlying return	= (final underlying value – trigger 1) / trigger 1
= (120 – 95) / 95
= 26.32%

Trigger 2 underlying return	= (final underlying value – trigger 2) / trigger 2
= (120 – 90) / 90
= 33.33%

Trigger 3 underlying return	= (final underlying value – trigger 3) / trigger 3

PS-5

Citigroup Global Markets Holdings Inc.

= (120 – 85) / 85
= 41.18%

Plugging those values into the formula, we calculate:

Payment at maturity per security = [$400 + ($400 × 20%)] + [$200 + ($200 × 26.32%)] + [$200 + ($200 × 33.33%)] + [$200 + ($200 × 41.18%)]

= $1,281.66

In this example, because trigger events 1, 2 and 3 have occurred, the bond allocation at maturity would be 0% and the equity allocation would be 100%.  Accordingly, your payment at maturity per security would reflect:

•	no remaining exposure to the bond allocation, and so no repayment of any portion of the stated principal amount corresponding to the bond allocation;

•	exposure of 40% of the stated principal amount (i.e., $400) to the performance of the underlying from the initial underlying value to the final underlying value, as represented by the initial underlying return, which is 20%;

•	exposure of 20% of the stated principal amount (i.e., $200) to the performance of the underlying from trigger 1 to the final underlying value, as represented by the trigger 1 underlying return, which is 26.32%;

•	exposure of 20% of the stated principal amount (i.e., $200) to the performance of the underlying from trigger 2 to the final underlying value, as represented by the trigger 2 underlying return, which is 33.33%; and

•	exposure of 20% of the stated principal amount (i.e., $200) to the performance of the underlying from trigger 3 to the final underlying value, as represented by the trigger 3 underlying return, which is 41.18%.

In this example, your payment at maturity would reflect the return you would receive (disregarding dividends) if you had invested progressively greater amounts of the stated principal amount in the underlying at progressively lower values.  In this scenario, because the underlying has declined early in the term of the securities so that all three trigger events have occurred, and then the underlying has appreciated significantly from the initial underlying value later in the term of the securities, the return you would receive on the securities is greater than the percentage increase from the initial underlying value to the final underlying value because it represents the return you would receive if 60% of your investment had been made at a value lower than the initial underlying value.

PS-6

Citigroup Global Markets Holdings Inc.

Example 3. The chart below illustrates various hypothetical closing values of the underlying over the term of the securities.

Coupon payments

The table below (reflecting the chart above) illustrates various hypothetical annual coupon payments on the securities given the assumptions specified below about the number of weekly accrual periods during which the bond allocation is at each percentage indicated below. In this example, a trigger event does not occur, and as a result the bond allocation remains 60% throughout the term of the securities.  In this scenario, you would receive the maximum possible coupon payment on each coupon payment date, which is $36.60 per security per year.

Year	Weekly Accrual Periods with Bond Allocation at 60%	Weekly Accrual Periods with Bond Allocation at 40%	Weekly Accrual Periods with Bond Allocation at 20%	Weekly Accrual Periods with Bond Allocation at 0%	Annual Coupon Payment per Security
1	52	0	0	0	$36.60
2	52	0	0	0	$36.60

Payment at maturity

In this example, the final underlying value is 135, representing a 35% increase from the initial underlying value.  Because no trigger event has occurred as of the final valuation date, you would receive a payment at maturity (excluding any final coupon payment) calculated as follows:

Payment at maturity per security = $600 + [$400 + ($400 × initial underlying return)]

The components of this formula would be calculated as follows:

Initial underlying return	= (final underlying value – initial underlying value) / initial underlying value
= (135 – 100) / 100
= 35%

Plugging that value into the formula, we calculate:

Payment at maturity per security = $600 + [$400 + ($400 × 35%)]

= $1,140

In this example, because no trigger event has occurred, the bond allocation at maturity would be 60% and the equity allocation would be 40%.  Accordingly, your payment at maturity would reflect:

•	Repayment of the portion of the stated principal amount corresponding to the 60% bond allocation – i.e., $600 of the $1,000 stated principal amount; and

PS-7

Citigroup Global Markets Holdings Inc.

•	Exposure of 40% of the stated principal amount (i.e., $400) to the performance of the underlying from the initial underlying value to the final underlying value, as represented by the initial underlying return.

In this example, you would receive a payment at maturity of $1,140 per security (excluding the final coupon payment).  In this example, the underlying generally appreciates over the term of the securities, a trigger event does not occur and the equity allocation remains at 40% over the term of the securities.  As a result, your payment at maturity would reflect participation in only 40% of the appreciation of the underlying from the initial underlying value to the final underlying value, and an investment in the securities would significantly underperform a 100% allocation to an investment in the underlying at the initial underlying value.

Example 4.  The chart below illustrates various hypothetical closing values of the underlying over the term of the securities.

Coupon payments

The table below (reflecting the chart above) illustrates various hypothetical annual coupon payments on the securities given the assumptions specified below about the number of weekly accrual periods during which the bond allocation is at each percentage indicated below. The bond allocation declines each time a trigger event occurs. In this example, trigger event 1 occurs on the fourth valuation date, but no other trigger event occurs during the term of the securities, and the bond allocation remains at 40% for all remaining weekly accrual periods.

Year	Weekly Accrual Periods with Bond Allocation at 60%	Weekly Accrual Periods with Bond Allocation at 40%	Weekly Accrual Periods with Bond Allocation at 20%	Weekly Accrual Periods with Bond Allocation at 0%	Annual Coupon Payment per Security
1	4	48	0	0	$25.34
2	0	52	0	0	$24.40

Payment at maturity

In this example, the final underlying value is 110, representing a 10% increase from the initial underlying value.  Because trigger event 1 has occurred but trigger events 2 and 3 have not occurred as of the final valuation date, you would receive a payment at maturity (excluding any final coupon payment) calculated as follows:

Payment at maturity per security = $400 + [$400 + ($400 × initial underlying return)] + [$200 + ($200 × trigger 1 underlying return)]

The components of this formula would be calculated as follows:

Initial underlying return	= (final underlying value – initial underlying value) / initial underlying value
= (110 – 100) / 100
= 10%

PS-8

Citigroup Global Markets Holdings Inc.

Trigger 1 underlying return	= (final underlying value – trigger 1) / trigger 1
= (110 – 95) / 95
= 15.79%

Plugging those values into the formula, we calculate:

Payment at maturity per security = $400 + [$400 + ($400 × 10%)] + [$200 + ($200 × 15.79%)]

= $1,071.58

In this example, because trigger event 1 has occurred but trigger events 2 and 3 have not occurred, the bond allocation at maturity would be 40% and the equity allocation would be 60%.  Accordingly, your payment at maturity per security would reflect:

•	repayment of the portion of the stated principal amount corresponding to the 40% bond allocation – i.e., $400 of the $1,000 stated principal amount;

•	exposure of 40% of the stated principal amount (i.e., $400) to the performance of the underlying from the initial underlying value to the final underlying value, as represented by the initial underlying return, which is 10%; and

•	exposure of 20% of the stated principal amount (i.e., $200) to the performance of the underlying from trigger 1 to the final underlying value, as represented by the trigger 1 underlying return, which is 15.79%.

In this example, although a portion of the stated principal amount represents exposure to the performance of the underlying from a value lower than the initial underlying value, a substantial portion of the stated principal amount remains allocated to the bond allocation, and your payment at maturity would reflect underperformance relative to the appreciation of the underlying from the initial underlying value to the final underlying value.

PS-9

Citigroup Global Markets Holdings Inc.

Example 5.  The chart below illustrates various hypothetical closing values of the underlying over the term of the securities.

Coupon payments

The table below (reflecting the chart above) illustrates various hypothetical annual coupon payments on the securities given the assumptions specified below about the number of weekly accrual periods during which the bond allocation is at each percentage indicated below. The bond allocation declines each time a trigger event occurs. In this example, trigger event 1 occurs on the 78th valuation date and trigger event 2 occurs on the 91st valuation date, but trigger event 3 does not occur.

Year	Weekly Accrual Periods with Bond Allocation at 60%	Weekly Accrual Periods with Bond Allocation at 40%	Weekly Accrual Periods with Bond Allocation at 20%	Weekly Accrual Periods with Bond Allocation at 0%	Annual Coupon Payment per Security
1	52	0	0	0	$36.60
2	26	13	13	0	$27.45

Payment at maturity

In this example, the final underlying value is 92.5, representing a 7.5% decline from the initial underlying value.  Because trigger events 1 and 2 have occurred but trigger event 3 has not occurred as of the final valuation date, you would receive a payment at maturity (excluding any final coupon payment) calculated as follows:

Payment at maturity per security = $200 + [$400 + ($400 × initial underlying return)] + [$200 + ($200 × trigger 1 underlying return)] + [$200 + ($200 × trigger 2 underlying return)]

The components of this formula would be calculated as follows:

Initial underlying return	= (final underlying value – initial underlying value) / initial underlying value
= (92.5 – 100) / 100
= -7.5%

Trigger 1 underlying return	= (final underlying value – trigger 1) / trigger 1
= (92.5 – 95) / 95
= -2.63%

Trigger 2 underlying return	= (final underlying value – trigger 2) / trigger 2
= (92.5 – 90) / 90

Plugging those values into the formula, we calculate:

PS-10

Citigroup Global Markets Holdings Inc.

Payment at maturity per security = $200 + [$400 + ($400 × -7.5%)] + [$200 + ($200 × -2.63%)] + [$200 + ($200 × 2.78%)]

= $970.30

In this example, because trigger events 1 and 2 have occurred but trigger event 3 has not occurred, the bond allocation at maturity would be 20% and the equity allocation would be 80%.  Accordingly, your payment at maturity per security would reflect:

•	repayment of the portion of the stated principal amount corresponding to the 20% bond allocation – i.e., $200 of the $1,000 stated principal amount;

•	exposure of 40% of the stated principal amount (i.e., $400) to the performance of the underlying from the initial underlying value to the final underlying value, as represented by the initial underlying return, which is -7.5%;

•	exposure of 20% of the stated principal amount (i.e., $200) to the performance of the underlying from trigger 1 to the final underlying value, as represented by the trigger 1 underlying return, which is -2.63%; and

•	exposure of 20% of the stated principal amount (i.e., $200) to the performance of the underlying from trigger 2 to the final underlying value, as represented by the trigger 2 underlying return, which is 2.78%.

In this example, trigger events 1 and 2 have occurred and the final underlying value is less than the initial underlying value and trigger 1 but greater than trigger 2.  In this scenario, portions of the equity allocation would participate in a negative underlying return (as measured from the initial underlying value and trigger 1), and a portion would participate in a positive underlying return (as measured from trigger 2).  The blended performance results in a loss on your investment in the securities at maturity, although in an amount that represents a smaller percentage than the decline from the initial underlying value to the final underlying value.

PS-11

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the underlying. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the underlying. If the final underlying value is less than the initial underlying value, you may receive less than the stated principal amount of your securities at maturity. There is no minimum payment at maturity, and you may lose up to all of your investment.

▪	The initial underlying value, which was set on the strike date, may be higher than the closing value of the underlying on the pricing date. If the closing value of the underlying on the pricing date is less than the initial underlying value that was set on the strike date, the terms of the securities may be less favorable to you than the terms of an alternative investment that may be available to you that offers a similar payout as the securities but with the initial underlying value set on the pricing date.

▪	The securities do not pay a fixed rate of interest. Unlike conventional debt securities, the amount of any coupon payment you receive during the term of the securities will depend on whether a trigger event has occurred on any valuation date. The coupon payment you receive on the first coupon payment date may be as low as 0.07038% of the stated principal amount, and you may not receive any coupon payment at all on the maturity date. If all three trigger events occur, no further coupon will accrue on the securities thereafter. In general, the earlier in the term of the securities that a trigger event occurs, the lower the coupon payments you will receive on the securities. You should not invest in the securities if you seek current income at a fixed rate during the term of the securities.

▪	The “buy the dip” methodology reflected in the terms of the securities may not be successful and may result in a poor investment outcome. By progressively increasing exposure to the underlying in the event that the underlying declines from the initial underlying value, the securities attempt to reflect a “buy the dip” methodology with respect to the underlying. This methodology is premised on the idea that the underlying is overvalued at the initial underlying value and seeks to enhance returns relative to an investment at the initial underlying value by increasing exposure to the underlying only once it has declined from the initial underlying value, with a greater decline resulting in greater exposure to the underlying. The securities are therefore designed for investors who believe the underlying will depreciate so as to fall below one or more trigger values earlier in the term of the securities, but then appreciate significantly from those values by the final valuation date. If the underlying does not exhibit this pattern, however, investors in the securities may realize a poor investment outcome. If the underlying does not depreciate so that it falls below one or more trigger values at any point during the term of the securities but rather generally appreciates during the term of the securities, the securities will reflect only 40% exposure to that appreciation and therefore may significantly underperform a direct investment in the underlying. Alternatively, if the underlying depreciates below one or more trigger values but does not recover by the final valuation date, the securities will be exposed to that depreciation and investors may realize a significant loss.

▪	You will not receive dividends or have any other rights with respect to the underlying. You will not receive any dividends with respect to the underlying. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of such lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the underlying or the stocks included in the underlying.

▪	Your payment at maturity depends on the closing value of the underlying on the final valuation date. Because your payment at maturity depends on the closing value of the underlying on the final valuation date, you are subject to the risk that the closing value of the underlying on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the underlying or in another instrument linked to the underlying that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing values of the underlying, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities

PS-12

Citigroup Global Markets Holdings Inc.

because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the closing value of the underlying, the dividend yield on the underlying and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing value of the underlying, the volatility of the closing value of the underlying, the dividend yield on the underlying, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing value of the underlying may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Our offering of the securities is not a recommendation of the underlying or of a “buy the dip” methodology with respect to the underlying by us and our affiliates or by the placement agents and their affiliates. The fact that we are offering the securities does not mean that we believe, or that the placement agents or their affiliates believe, that investing in an instrument linked to the underlying is likely to achieve favorable returns. In fact, as we and the placement agents are part of global financial institutions, our affiliates and the placement agents and their affiliates may have positions (including short positions) in the underlying or in instruments related to the underlying, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying and/or reflecting the “buy the dip” methodology reflected by the securities. These and other

PS-13

Citigroup Global Markets Holdings Inc.

activities of our affiliates and the placement agents and their affiliates may affect the closing value of the underlying in a way that negatively affects the value of and your return on the securities.

▪	The closing value of the underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions in the underlying or in financial instruments related to the underlying and may adjust such positions during the term of the securities. Our affiliates and the placement agents and their affiliates also take positions in the underlying or in financial instruments related to the underlying on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing value of the underlying in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or the placement agents and their affiliates while the value of the securities declines.

▪	We and our affiliates or the placement agents or their affiliates may have economic interests that are adverse to yours as a result of our affiliates’ or their business activities. Our affiliates or the placement agents or their affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates or the placement agents or their affiliates may acquire non-public information about such issuers, which we and they will not disclose to you. Moreover, if any of our affiliates or the placement agents or their affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to the underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

▪	Changes that affect the underlying may affect the value of your securities. The sponsor of the underlying may at any time make methodological changes or other changes in the manner in which it operates that could affect the value of the underlying. We are not affiliated with such underlying sponsor and, accordingly, we have no control over any changes such sponsor may make. Such changes could adversely affect the performance of the underlying and the value of and your return on the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PS-14

Citigroup Global Markets Holdings Inc.

Information About the S&P 500® Index

The S&P 500® Index consists of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the S&P 500® Index from publicly available information and have not independently verified any information regarding the S&P 500® Index. This pricing supplement relates only to the securities and not to the S&P 500® Index. We make no representation as to the performance of the S&P 500® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the S&P 500® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the S&P 500® Index on January 23, 2025 was 6,118.71.

The graph below shows the closing value of the S&P 500® Index for each day such value was available from January 2, 2015 to January 23, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

S&P 500® Index – Historical Closing Values January 2, 2015 to January 23, 2025

PS-15

Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PS-16

Citigroup Global Markets Holdings Inc.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $15.00 for each security sold in this offering. J.P . Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities and, from the underwriting fee to CGMI, will receive a placement fee of $15.00 for each security they sell in this offering to accounts other than fiduciary accounts. The amount of the underwriting fee to CGMI will be equal to the placement fee paid to the placement agents. CGMI and the placement agents will forgo an underwriting fee and placement fee for sales to fiduciary accounts.  In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models.  As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately six months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the six-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2025 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

PS-17